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Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: The Northern Trust Company
Subcustodian Name                                   City             Country
Citibank NA                                         Buenos Aires     Argentina
HSBC Bank Australia Limited                         Sydney           Australia
UniCredit Bank Austria A.G                          Vienna           Austria
HSBC Bank Middle East Limited                       Manama           Bahrain
Standard Chartered Bank                             Dhaka            Bangladesh
ING Belgium SA/NV                                   Brussels         Belgium
The Bank of Bermuda Limited                         Hamilton         Bermuda
Raiffeisenzentralbank Osterreich AG                 Vienna           Bosnia and Herzegovina
Barclays Bank of Botswana Limited                   Gaborone         Botswana
Citibank NA                                         Sao Paulo        Brazil
ING Bank NV                                         Sofia            Bulgaria
The Northern Trust Company                          Toronto          Canada
Banco de Chile                                      Santiago         Chile
HSBC Bank (China) Company Limited                   Shanghai         China A Share
HSBC Bank (China) Company Limited                   Shanghai         China B Share
Cititrust Colombia                                  Bogota           Colombia
Bank Austria Creditanstalt AG                       Vienna           Croatia
Citibank International plc                          Athens           Cyprus
UniCredit Bank Czech Republic a.s.                  Prague           Czech Republic
Nordea Bank Danmark A/S                             Taastrup         Denmark
Citibank NA                                         Cairo            Egypt
Swedbank AS                                         Tallinn          Estonia
Nordea Bank Finland PLC                             Helsinki         Finland
BNP Paribas Securities Services SA                  Paris            France
Deutsche Bank AG                                    Main office: FranGermany
Barclays Bank of Ghana Limited                      Accra            Ghana
Citibank International PLC                          Athens           Greece
The Hongkong & Shanghai Banking Corporation Limited Kowloon          Hong Kong
UniCredit Bank Hungary Zrt                          Budapest         Hungary
NBI hf                                              Reykjavik        Iceland
Citibank NA                                         Mumbai           India
Standard Chartered Bank                             Jakarta          Indonesia
The Northern Trust Company, London                  London           Ireland
Bank Leumi Le-Israel BM                             Tel-Aviv         Israel
BNP Paribas Securities Services                     Milan            Italy
The Hongkong & Shanghai Banking Corporation Limited Tokyo            Japan
HSBC Bank Middle East Limited                       Amman            Jordan
HSBC Bank Kazakhstan JSC                            Almaty           Kazakhstan
Barclays Bank of Kenya Limited                      Nairobi          Kenya
HSBC Bank Middle East Limited                       Kuwait City      Kuwait
Swedbank AS                                         Riga             Latvia
HSBC Bank Middle East Limited                       Beirut           Lebanon
SEB Bankas                                          Vilnius          Lithuania
ING Belgium SA/NV                                   Brussels         Luxembourg
HSBC Bank Malaysia Berhad                           Kuala Lumpur     Malaysia
HSBC Bank Malta PLC                                 Valletta         Malta
The Hongkong & Shanghai Banking Corporation Limited Port Louis       Mauritius
Banco Nacional de Mexico SA                         Colonia Santa Fe Mexico
Attijariwafa Bank                                   Casablanca       Morocco
Standard Bank Namibia Limited                       Windhoek         Namibia
Fortis Bank (Nederland) NV                          Amsterdam        Netherlands
Australia and New Zealand Banking Group Limited     Wellington       New Zealand
Stanbic IBTC Bank Plc                               Lagos            Nigeria
Nordea Bank Norge ASA                               Oslo             Norway
HSBC Bank Middle East Limited                       Muscat           Oman
Citibank NA                                         Karachi          Pakistan
HSBC Bank Middle East Limited                       Ramallah         Palestine
Citibank del Peru SA                                Lima             Peru
The Hongkong & Shanghai Banking Corporation Limited Manila           Philippines
Bank Polska Kasa Opieki SA                          Warsaw           Poland
Banco Santander de Negocios Portugal                Lisbon           Portugal
HSBC Bank Middle East Limited                       Doha             Qatar
The Hongkong & Shanghai Banking Corporation Limited Seoul            Republic of Korea
ING Bank NV                                         Bucharest        Romania
ING Bank (Eurasia) ZAO                              Moscow           Russia
Saudi British Bank Securities Limited               Riyadh           Saudi Arabia
UniCredit Bank Serbia JSC                           Belgrade         Serbia
DBS Bank Limited                                    Singapore        Singapore
ING Bank NV Bratislava Branch                       Bratislava       Slovak Republic
UniCredit Banka Slovenija d.d.                      Ljubljana        Slovenia
Standard Bank of South Africa Limited               Johannesburg     South Africa
BNP Paribas Securities Services SA                  Madrid           Spain
Standard Chartered Bank                             Colombo          Sri Lanka
Standard Bank Swaziland Limited                     Mbabane          Swaziland
Skandinaviska Enskilda Banken AB (Publ)             Stockholm        Sweden
UBS AG                                              Zurich           Switzerland
Bank of Taiwan                                      Taipei           Taiwan
Citibank NA                                         Bangkok          Thailand
Republic Bank                                       Port of Spain    Trinidad & Tobago
Banque Internationale Arabe de Tunisie              Tunis            Tunisia
Deutsche Bank AS                                    Istanbul         Turkey
Barclays Bank of Uganda Limited                     Kampala          Uganda
The Northern Trust Company, London                  London           UK
ING Bank Ukraine                                    Kiev             Ukraine
HSBC Bank Middle East Limited                       Dubai            United Arab Emirates - ADX
HSBC Bank Middle East Limited                       Dubai            United Arab Emirates - DFM
HSBC Bank Middle East Limited                       Dubai            United Arab Emirates - NASDAQ Dub
The Northern Trust Company                          Chicago          United States
Banco Itau Uruguay SA                               Montevideo       Uruguay
Citibank NA                                         Caracas          Venezuela
HSBC Bank (Vietnam) Ltd                             Ho Chi Minh City Vietnam
Barclays Bank of Zambia Limited                     Lusaka           Zambia
Barclays Bank of Zimbabwe Limited                   Harare           Zimbabwe
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